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                                                                  Exhibit 10.7.1

[*] IMPORTANT NOTICE: Certain material, indicated by an asterisk ("*"), has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

                                AMENDMENT NO. 1
                                      TO
                          CAPACITY PURCHASE AGREEMENT


     This Amendment No. 1, effective June 28, 1999, amends the Capacity Purchase Agreement ("Agreement") dated June 28, 1999, by and between Williams Network, a division of Williams Communications, Inc., a Delaware corporation, and NET-Tel Corporation, a Florida corporation.

     This Amendment is made for the purpose of documenting the Agreement with respect to the due date of the Installment Payments. Except for the modifications to Paragraph 3.2 below the terms and conditions of the Agreement shall remain in effect. Paragraph 3.2 of the Agreement is amended to read:

3.2 Installment Payments. The balance of the Net Present Value of the Purchase Price, *, shall be financed for *(*) years at an annual interest rate equal to * percent ( %), which may be prepaid by NET-Tel without penalty. Such principal and interest shall be payable in * (*) equal consecutive monthly installments of $* each due on the first day of each month commencing August 2, 1999, provided, however, that if any such date is not a day on which banks in New York are open for business ("Business Day"), the payment due thereon shall be paid on the next Business Day.

NET-Tel Corporation                        WILLIAMS NETWORK, a division of
                                           WILLIAMS COMMUNICATIONS, INC.

By:    /s/ Craig R. Bandes                 By:  /s/ Frank Semple
    -------------------------------           ---------------------------------
Name:   Craig R. Bandes                    Name:   Frank Semple
     ------------------------------             -------------------------------
Title:  Senior Vice President              Title:  President, Williams Network
      -----------------------------              ------------------------------

Date:                                      Date:   9/1/99
     ------------------------------             --------------------------------

* Confidential treatment requested. The redacted material has been separately filed with the Securities and Exchange Commission.